Exhibit 16.1

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

June 13, 2002

Dear Sir/Madam:

We have read Item 4 included in the Current Report on Form 8-K dated June 13, 2002 of First Essex Bancorp, Inc. to be filed with the Securities and Exchange Commission, and are in agreement with the statement contained therein as they pertain to Arthur Andersen LLP.

Very truly yours,

ARTHUR ANDERSEN LLP

Cc:

Mr. William F. Burke, Chief Financial Officer

First Essex Bancorp, Inc.